Exhibit 99.1

www.e2open.com

Press Release

E2open Names Pawan Joshi as Chief Strategy Officer, Welcomes Rachit Lohani as Chief Product and Technology Officer

New roles will drive evolution of leading supply chain software platform and network, strengthen value for customers, and boost company growth

DALLAS – December 20, 2024 – E2open Parent Holdings, Inc. (NYSE: ETWO), the connected supply chain SaaS platform with the largest multi-enterprise network, announces the promotion of Pawan Joshi to chief strategy officer (CSO), a new executive role responsible for driving corporate strategy and growth through strategic client engagement and break-through innovation. E2open also welcomes Rachit Lohani as chief product and technology officer (CPTO), a new executive role bringing together product management, engineering, and technology.

“E2open is committed to delivering transformative supply chain solutions, client delight, and enduring business value to our customers by partnering with the world’s leading companies to build their next-generation supply chains,” said Andrew Appel, e2open’s chief executive officer. “These new appointments reinforce the critical role that product strategy, executive client leadership, innovation, and technology play in delivering on these commitments and fueling growth. We are thrilled to congratulate Pawan on his new role and to welcome Rachit, each leading complementary focus areas in the evolution of our comprehensive supply chain software platform and company.

“Pawan is an invaluable leader for e2open and in the supply chain industry – someone our customers, partners, industry peers and media alike have come to know and rely upon for his vast knowledge and expertise. We are fortunate to have Pawan leading our strategy in this important executive role,” said Appel. “Rachit has proven success in driving transformational change, developing high-performing teams, and scaling SaaS platforms to support the growth and needs of customers while innovating with market leadership. We believe now is a pivotal time to strengthen our client-centric focus and accelerate growth by aligning our product and technology resources under Rachit’s leadership.”

Visionary executive leader critical to future growth

Pawan Joshi has been at the forefront of the company and a key architect of the distinctive e2open platform that today powers the supply chains of many of the world’s leading brands. Over his nearly 22-year tenure at e2open, most recently as executive vice president, products and strategy, he has innovated and delivered immense value to clients while leading product management, customer solutions, and strategy. In his new role as CSO, Joshi will work closely with the CEO to develop the company’s vision and strategy, deepen market understanding of e2open’s capabilities and value, and partner with clients in their journeys to world-class supply chain performance. The visionary executive leadership position leverages Joshi’s unparalleled expertise in supply chain, deep product knowledge, and trusted client relationships to advance the company’s industry-leading position.

“This is an exciting time for e2open and our clients as we build the modern, resilient, and future-proof supply chains that drive enduring business value and shape our global economy,” said Joshi. “I’m thrilled to collaborate with our clients, industry thought leaders, and my e2open peers as we shape our collective future and create transformative, valuable solutions while advancing our strategic objectives.”

Copyright © E2open, LLC. All rights reserved. e2open.com

Customer-centric innovation and development

Rachit Lohani is a seasoned, highly technical product and engineering leader with more than 20 years of experience building software that creates positive impact. He joins e2open from Paylocity, where he served as chief technology officer, responsible for product, engineering, design, data, security, and IT, leading through transformative growth and global expansion. Previously, Lohani was head of engineering at Atlassian leading platforms; prior to that, he led engineering and product functions at Intuit and AOL. As e2open’s CPTO, he will lead product management, engineering, and technology.

“I’m excited to join e2open and lead the talented product and technology teams as together we continue to evolve the supply chain SaaS platform that is mission-critical for many of the world’s largest companies,” said Lohani. “Building on a strong foundation and keeping customers’ success at the heart of our innovation, we have an incredible opportunity to make a positive, sustainable impact not only in the supply chain industry, but also for our customers’ business. I look forward to the journey.”

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 480,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 16 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

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Contacts

Media Contact:

5W PR for e2open

e2open@5wpr.com

408-504-7707

Investor Relations Contact:

Russell Johnson

russell.johnson@e2open.com

investor.relations@e2open.com

Corporate Contact:

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

pr@e2open.com

Copyright © E2open, LLC. All rights reserved. e2open.com